Registration No. 333-271860

As filed with the Securities and Exchange Commission on November 15, 2023

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

(Including registration of shares for resale by means of a reoffer prospectus)

CLPS Incorporation

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

c/o Unit 1000, 10th Floor, Millennium City III
370 Kwun Tong Road, Kwun Tong, Kowloon
Hong Kong SAR

(Address of principal executive office)

CLPS Incorporation 2023 Equity Incentive Plan

(the “2023 Plan”)

(Full title of the plan)

Raymond Ming Hui Lin, Chief Executive Officer

c/o Unit 1000, 10th Floor, Millennium City III

370 Kwun Tong Road, Kwun Tong, Kowloon
Hong Kong SAR

Tel: +852 37073600

With a copy to:

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

Telephone: (800) 927-9800
(Name, address and telephone number, including area code, of agent for service)

Copies to:

Tahra Wright, Esq.

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154

Tel: (212) 407-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 to the previously filed Registration Statement on Form S-8 is being filed by the Registrant in accordance with the requirements of Form S-8 under the Securities Act in order to add a reoffer prospectus prepared in accordance with the requirements of Part I of Form S-8 under the Securities Act with respect up to 20,000,000 shares issuable under the 2023 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

This Registration Statement relates to two separate prospectuses.

Section 10(a) Prospectus: Items 1 and 2, from this page, and the documents incorporated by reference pursuant to Part II, Item 3 of this prospectus, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”).

Reoffer Prospectus: The material that follows Item 2, up to but not including Part II of this Registration Statement, of which the reoffer prospectus is a part, constitutes a “reoffer prospectus,” prepared in accordance with the requirements of Part I of Form S-8 under the Securities Act. Pursuant to Instruction C of Form S-8, the reoffer prospectus may be used for reoffers or resales of shares which are deemed to be “control securities” or “restricted securities” under the Securities Act that have been acquired by the selling stockholders named in the reoffer prospectus.

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I of Form S-8 (Plan Information and Registration Information and Employee Plan Annual Information) will be sent or given to recipients of the grants under the 2023 Plan adopted by the Board of Directors of the Company as specified by the Commission pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

CLPS INCORPORATION

20,000,000 Shares

This reoffer prospectus relates to the sale of up to 20,000,000 shares that may be offered and resold from time to time by the selling stockholders identified in this prospectus for their own account. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on The NASDAQ Global Market on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholders will be borne by us.

The shares have been or will be issued pursuant to awards granted under the CLPS Incorporation 2023 Equity Incentive Plan (the “2023 Plan”). This reoffer prospectus has been prepared for the purposes of registering the shares under the Securities Act of 1933, as amended (the “Securities Act”) to allow for future sales by the selling stockholders on a continuous or delayed basis to the public without restriction.

The selling stockholders and any brokers executing selling orders on its behalf may be deemed to be “underwriters” within the meaning of the Securities Act, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act.

Our shares are quoted on The NASDAQ Global Market under the symbol “CLPS”. The last reported sale price of our shares on The NASDAQ Global Market on November 14, 2023 was $1.04 per share.

Investing in our shares involves risks. See “Risk Factors” on page 2 of this reoffer prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 15, 2023.

i

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE HEREBY, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including the section entitled “Risk Factors” before deciding to invest in our shares. In this prospectus, unless otherwise noted, the “Company,” “we,” “us,” “our company” and “our” refer to CLPS Inc. (together with its subsidiaries and affiliated entities, except as the context indicates otherwise).

Our Company

We are a global information technology (“IT”) consulting and solutions service provider focused on delivering services to global institutions in banking, insurance and financial sectors, both in China and globally. For more than 10 years, we have served as an IT solutions provider to a growing network of clients in the global financial industry, including large financial institutions in the US, Europe, Australia and Hong Kong and their PRC-based IT centers.

CLPS Incorporation was incorporated under the laws of the Cayman Islands on May 11, 2017. Since our inception, we have aimed to build one of the largest sales and service delivery platforms for IT services and solutions in China. The nature of the Company’s services is such that it provides a majority of services to its banking and credit card clients in order to build new or modify existing clients’ own proprietary systems. We are fully committed of providing digital transformation services with focus on financial technology in the banking, wealth management, e-commerce, and automotive industries, among others, through the utilization of innovative technology to achieve our client’s goals. We maintain 18 delivery and/or R&D centers, of which ten are located in Mainland China (Shanghai, Beijing, Dalian, Tianjin, Baoding Chengdu, Guangzhou, Shenzhen, Hangzhou, and Suzhou) and eight are located globally (Hong Kong SAR, USA, UK, Japan, Singapore, Malaysia, Australia, and India. By combining onsite (when we send our team to our client) or onshore (when we send our team to client’s overseas location) support and consulting with scalable and high-efficiency offsite (when we send our team to a location other than client’s location) or offshore (when we send our team to a location that is other than a client’s location overseas) services and processing, we are able to meet client demands in a cost-effective manner while retaining significant operational flexibility. By serving both Chinese and global clients on a common platform, we are able to leverage the shared resources, management, industry expertise and technological know-how to attract new business and remain cost competitive.

Corporate Information

Our principal executive office is located at Unit 1000, 10th Floor, Millennium City III, 370 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong SAR. Our telephone number is +852 37073600. Our website is as follows www.clpsglobal.com. The information on our website is not part of this filing.

We make available free of charge on our website our annual and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider information contained on our website as part of this prospectus supplement or the accompanying prospectus.

About This Offering

This offering relates to the resale by the selling stockholders of up to 20,000,000 shares. The selling stockholders have acquired or will acquire such shares pursuant to grants made pursuant to the 2023 Plan.

RISK FACTORS

Investing in our shares involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described in our most recent Annual Report on Form 20-F, as supplemented and updated by subsequent reports that we have filed or will file with the SEC, which are incorporated by reference into this prospectus. Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks. For more information about our SEC filings, please see “Additional Information Available to You.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we intend that such forward-looking statements be subject to the safe harbors created thereby. All statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included and incorporated by reference in this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. See the section entitled “Risk Factors” herein for more information. You should consider these factors and other cautionary statements made in this prospectus and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in the prospectus and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements, except as may be required under applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares offered by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to the offering by the selling stockholders of up to 20,000,000 shares. These shares have been or will be granted to the selling stockholders under the 2023 Plan.

The following table sets forth, based on information provided to us by the selling stockholders or known to us, the name of the selling stockholders, the nature of any position, office or other material relationship, if any, which the selling stockholders has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares beneficially owned by the selling stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The selling stockholders are not a broker-dealer or an affiliate of a broker-dealer.

We have assumed all shares reflected on the table will be sold from time to time in the offering covered by this prospectus. Because the selling stockholders may offer all or any portions of the shares listed in the table below, no estimate can be given as to the amount of those shares covered by this prospectus that will be held by the selling stockholders upon the termination of the offering. As of November 14, 2023, the Company had 25,603,422 shares outstanding.

Selling Stockholder/Office Held	Number of Shares Beneficially Owned Before Offering (1)		Number of Shares Offered	Number of Shares Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering

Xiao Feng Yang, Chairman	5,592,950	(2)(6)	75,000	5,667,950	22.14
Raymond Ming Hui Lin, CEO and Director	7,075,873	(3)(5)(6)	530,000	7,605,873	29.71
Li Li, COO	669,863	(4)(5)	150,000	819,863	3.20
Rui Yang, CFO	440,710	(7)(5)	262,000	702,710	2.74

*	Less than 1%.

(1).	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common shares or the power to receive the economic benefit of the common shares.

(2).	A British Virgin Islands corporation with the mailing address of c/o Vistra Corporate Services Centre, Wickham’s Cay II, Road Town, Tortola, VG 1110, British Virgin Islands, with Xiao Feng Yang as its sole shareholder. As such, Mr. Yang is deemed to be the owner of all shares of the Company held by this entity. Also includes the vested portion of the restricted stock granted dated as of July 12, 2018. The total grant of 220,823 common shares vests in three equal installments, with the first installment vesting upon grant, and the second and third – on the first and second anniversary of the grant. Represents vested portion of the restricted stock granted dated as of May 6, 2020. The total grant of 250,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of November 6, 2020. The total grant of 80,000 common shares and 30% vests immediately on the grant date of award, the rest 70% vests on May 6, 2021. Represents vested portion of the restricted stock granted dated as of May 7, 2021. The total grant of 20,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 50,000 common shares and vest immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of January 31, 2022. The total grant of 270,000 common shares and vest immediately on the grant date of award. From September 24, 2021 to September 24, 2022, a total of 220,823 shares were disposed of in various occasions, resulting in the net increased holding of 49,177 shares. Represents vested portion of the restricted stock granted dated as of November 14, 2022. The total grant of 50,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 16, 2023. The total grant of 75,000 common shares vests in whole immediately on the grant date of award.

(3).	A British Virgin Islands corporation with the mailing address of c/o Vistra Corporate Services Centre, Wickham’s Cay II, Road Town, Tortola, VG 1110, British Virgin Islands, with Raymond Ming Hui Lin as its sole shareholder. As such, Mr. Lin is deemed to be the owner of all shares of the Company held by this entity. Also includes the vested portion of the restricted stock granted dated as of July 12, 2018. The total grant of 220,823 common shares vests in three equal installments, with the first installment vesting upon grant, and the second and third – on the first and second anniversary of the grant. Represents vested portion of the restricted stock granted dated as of May 6, 2020. The total grant of 250,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of November 6, 2020. The total grant of 80,000 common shares and 30% vests immediately on the grant date of award, the rest 70% vests on May 6, 2021. Represents vested portion of the restricted stock granted dated as of May 7, 2021. The total grant of 520,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 350,000 common shares and 50,000 vest immediately on the grant date of award, the rest will vest on May 23, 2022. Represents vested portion of the restricted stock granted dated as of January 31, 2022. The total grant of 517,000 common shares and vest immediately on the grant date of award. From September 24, 2021 to September 24, 2022, a total of 100,211 shares were disposed of in various occasions, resulting in the net increased holding of 716,789 shares. Represents vested portion of the restricted stock granted dated as of November 14, 2022. The total grant of 325,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 16, 2023. The total grant of 530,000 common shares vests in whole immediately on the grant date of award.

(4).	The total grant of 12,000 common shares vests in one year after the date of award. Represents vested portion of the restricted stock granted dated as of May 6, 2020. The total grant of 100,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of June, 24, 2020. The total grant of 12,000 common shares vested in whole on June 11, 2021. Represents vested portion of the restricted stock granted dated as of November 6, 2020. The total grant of 150,000 common shares and 30% vests immediately on the grant date of award, the rest 70% vests on May 6, 2021. Represents vested portion of the restricted stock granted dated as of May 7, 2021. The total grant of 12,000 common shares vested in whole on June 11, 2022. Represents vested portion of the restricted stock granted dated as of November 6, 2020. The total grant of 150,000 common shares and 30% vests immediately on the grant date of award, the rest 70% vests on May 6, 2021. Represents vested portion of the restricted stock granted dated as of May 7, 2021. The total grant of 20,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 150,000 common shares and vest on May 23, 2022. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 76,000 common shares and 10,000 vest on June 11, 2022. Represents vested portion of the restricted stock granted dated as of January 31, 2022. The total grant of 150,000 common shares vests in whole immediately on the grant date of award. From September 24, 2021 to September 24, 2022, a total of 22,671 shares were disposed of in various occasions, resulting in the net increased holding of 299,329 shares. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 76,000 common shares and 22,000 vest on June 11, 2022. Represents vested portion of the restricted stock granted dated as of November 14, 2022. The total grant of 100,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 16, 2023. The total grant of 150,000 common shares vests in whole immediately on the grant date of award. From September 24, 2022 to September 24, 2023, a total of 12,725 shares were acquired from the market.

(5).	Executive officer.

(6).	Director.

(7).	Represents 17,793 shares, which she purchased prior to the Company’s IPO, and the vested portion of the restricted stock granted dated as of May 6, 2020. The total grant of 50,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of June, 24, 2020. The total grant of 12,000 common shares vested in whole on November 1, 2020. Represents vested portion of the restricted stock granted dated as of November 6, 2020. The total grant of 50,000 common shares and 30% vests immediately on the grant date of award, the rest 70% vests on May 6, 2021. Represents vested portion of the restricted stock granted dated as of May 7, 2021. The total grant of 20,000 common shares vests in whole immediately on the grant date of award. The total grant of 12,000 common shares vested in whole on November 1, 2021. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 100,000 common shares and vest on May 23, 2022. Represents vested portion of the restricted stock granted dated as of January 31, 2022. The total grant of 100,000 common shares and vest immediately on the grant date of award. From September 24, 2021 to September 24, 2022, a total of 31,120 shares were disposed of in various occasions, resulting in the net increased holding of 180,880 shares. Represents vested portion of the restricted stock granted dated as of August 23, 2021. The total grant of 48,000 common shares and 12,000 vest on November 1, 2022. Represents vested portion of the restricted stock granted dated as of November 14, 2022. The total grant of 150,000 common shares vests in whole immediately on the grant date of award. Represents vested portion of the restricted stock granted dated as of August 16, 2023. The total grant of 250,000 common shares vests in whole immediately on the grant date of award. From September 24, 2022 to September 24, 2023, a total of 28,738 shares were disposed of in various occasions, resulting in the net increased holding of 383,262 shares. Represents vested portion of the restricted stock granted on August 23, 2021. The total grant of 48,000 common shares and 12,000 vested on November 1, 2023.

PLAN OF DISTRIBUTION

Timing of Sales

The selling stockholders may offer and sell the shares covered by this prospectus at various times. The selling stockholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. To our knowledge, the selling stockholders have no agreement or understanding, directly or indirectly, with any person to resell the shares covered by this prospectus.

Offering Price

The sales price offered by the selling stockholders to the public may be:

1.	the market price prevailing at the time of sale;

2.	a price related to such prevailing market price; or

3.	such other price as the selling stockholders determine from time to time.

Manner of Sale

The shares may be sold by means of one or more of the following methods:

1.	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

3.	ordinary brokerage transactions in which the broker solicits purchasers;

4.	through options, swaps or derivatives;

5.	in transactions to cover short sales;

6.	privately negotiated transactions; or

7.	in a combination of any of the above methods.

The selling stockholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell shares. Brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the selling stockholders or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of shares of shares at a stipulated price per common share, and, to the extent the broker-dealer is unable to do so acting as agent for a selling stockholder, to purchase as principal any unsold shares of shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, on The NASDAQ Stock Market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resales of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above. If the selling stockholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker-dealers acting as underwriters.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholder in the sale of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144

Any shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M

The selling stockholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the shares. In particular we will advise the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, during such times as selling stockholders may be deemed to be engaged in a distribution of the shares, and therefore be considered to be an underwriter, the selling stockholders must comply with applicable law and, among other things:

1.	may not engage in any stabilization activities in connection with our shares;

2.	may not cover short sales by purchasing shares while the distribution is taking place; and

3.	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

In addition, we will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

State Securities Laws

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

Expenses of Registration

We are bearing all costs relating to the registration of the shares. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the shares.

LEGAL MATTERS

The validity of the shares and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Ogier.

EXPERTS

The consolidated financial statements of CLPS Incorporation as of June 30 of 2021, 2022 and 2023, and for each of the three years in the period ended June 30, 2023, appearing in CLPS Incorporation’s Annual Report (Form 20-F) for the year ended June 30, 2023, have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS by Reference

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-38505) for the fiscal year ended June 30, 2023; and

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-223956) filed with the SEC on March 27, 2018 and declared effective on May 23, 2018, and our Form 8-A filed with the SEC on May 22, 2018, including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Unit 1000, 10th Floor, Millennium City III, 370 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong SAR.

Disclosure Of Commission Position On Indemnification For Securities Act Liabilities

The Companies Act (Revised) of the Cayman Islands (the “Companies Act”) does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Additional Information Available to You

This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with the rules of the SEC. We file annual reports and other information with the SEC. You can inspect and copy the Registration Statement as well as other information we have filed with the SEC at the public reference room maintained by the SEC at 100 F Street N.E. Washington, D.C. 20549. You can obtain copies from the public reference room at the same address. 20549, upon payment of certain fees. You can call the SEC at 1-800-732-0330 for further information about the public reference room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. No dealer, salesperson or other person is authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction where such offer or solicitation is not authorized or is unlawful. Neither delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of our company since the date hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, them, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus, and information that we file later with the SEC automatically updates and supersedes any information in this prospectus. We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-38505) for the fiscal year ended June 30, 2023; and

●	the description of our shares set forth in our registration statement on Form F-1 (File No. 333-223956) filed with the SEC on March 27, 2018 and declared effective on May 23, 2018, and our Form 8-A filed with the SEC on May 22, 2018, including any amendment or report filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus are incorporated by reference into this prospectus and form part of this prospectus from the date of filing or furnishing of these documents. Any documents that we furnish to the SEC on Form 6-K subsequent to the date of this prospectus will be incorporated by reference into this prospectus only to the extent specifically set forth in the Form 6-K.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, in one of those other documents or in any other later filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any such statement so modified shall not be deemed, except as so modified, to constitute a part of this prospectus. Any such statement so superseded shall be deemed not to constitute a part of this prospectus.

Any person receiving a copy of this prospectus, including any beneficial owner, may obtain without charge, upon written or oral request, a copy of any of the documents incorporated by reference into this prospectus, except for the exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents. Requests should be directed to our principal executive office, Unit 1000, 10th Floor, Millennium City III, 370 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong SAR.

Item 4.  Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or Securities Act, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission, or the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

For a list of all exhibits filed or included as part of this Registration Statement, see “Index to Exhibits” at the end of this Registration Statement.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on November 15, 2023.

CLPS Incorporation

Date: November 15, 2023	By:	/s/ Raymond Ming Hui Lin
Raymond Ming Hui Lin Chief Executive Officer, Director (Principal Executive Officer)

EXHIBIT INDEX

Exhibit	Description
4.1	Specimen share certificate (1).
5.1	Opinion of Ogier.
10.1	2023 Equity Incentive Plan (2).
23.1	Consent of Ernst & Young Hua Ming LLP.

(1)	Incorporated by reference to exhibit of the same number filed with CLPS Incorporation’s Registration Statement on Form F-1 or amendments thereto (File No. 333-223956).
(2)	Incorporated by reference to exhibit of the same number filed with CLPS Incorporation’s Registration Statement on Form S-8 or amendments thereto (File No. 333-271860).